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                                    EXHIBIT 2
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              IDENTIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
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          Citigroup Global Markets Limited is a broker or dealer chartered in London, England.

          Each of the undersigned hereby affirms the identification of the subsidiary which acquired the securities filed for in this
                                Schedule 13D.

          Date:  February 27, 2004



                      CITIGROUP FINANCIAL PRODUCTS INC.


                      By: /s/ David C. Goldberg
                          -------------------------------------------
                         Name:  David C. Goldberg
                         Title: Assistant Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title: Assistant Secretary



                      CITIGROUP INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:   Serena D. Moe
                         Title:  Assistant Secretary